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                                                                  EXHIBIT 10(ii)




February 8, 2002



Mr. Robert D. Bates
Executive Vice President
Jefferson Pilot Financial
8801 Indian Hills Drive
Omaha, NE  68114-4066

Dear Bob:

In accord with our conversations and in recognition of your willingness to continue in your leadership position at Benefit Partners through year-end 2003, we will provide the following compensation related items:

     1. Your annual base salary plus bonus earned for calendar year 2003 service will be guaranteed to be not less than $700 thousand dollars.

     2. We will grant you 100,000 options in JP stock on 2/11/02 for your continued service in 2002 and 2003, which shall vest as follows:

          a)   For completed service:
               at 12/31/02 . . . . . 20% (i.e. 20,000 options)
               at 12/31/03 . . . . . 20%

          b)   For achieving Benefit Partners earnings growth:
               at 12/31/02, for growth in 2002 of earnings over 2001 earnings of $44.5 mln:

                    $47 mln = 0% vesting   |
                    $50 mln = 15% vesting  |   prorated in between
                    $53 mln = 30% vesting  |

               at 12/31/03, for growth in 2003 of earnings over 2001 earnings of $44.5 mln:

                    $49 mln = 0% vesting   |
                    $54 mln = 15% vesting  |   prorated in between
                    $59 mln = 30% vesting  |

Bob, you have made a major contribution to JP's success over the past two years and are a very valued member of our Senior Management team. We would be honored to have your continued leadership of Benefit Partners. If this meets with your approval please sign one copy for our files and return to me.

Best personal regards.

Sincerely,

/s/ David A. Stonecipher
David A. Stonecipher

DAS/gp

/s/ Robert D. Bates



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